Exhibit 19(b)

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Lauren Basmadjian, Principal Executive Officer, and Nelson Joseph, Principal Financial Officer, of Carlyle Credit Income Fund (the “Registrant”), each certify to the best of his or her knowledge that:
1.The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer
Carlyle Credit Income Fund	Carlyle Credit Income Fund

/s/ Lauren Basmadjian	/s/ Nelson Joseph
Lauren Basmadjian	Nelson Joseph

Date: May 29, 2024	Date: May 29, 2024